Exhibit 99.1

NEWS RELEASE for March 6, 2006

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors)	Francis X. Shea
	(212) 691 8087	(305) 428 8000
	michaelm@allencaron.com	fshea@wfscorp.com

WORLD FUEL SERVICES CORPORATION CONFERENCE CALL ADVISORY

MIAMI (March 6, 2006) … World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s results for its fourth quarter of 2005, which it plans to release on Thursday, March 16, 2006, after the close of the market.

WHEN:	Monday, March 20, 2006, at 11:00 AM EST

DIAL-IN NUMBER:	(888) 303 7352 (within the US and Canada) / (212) 341 7085 (International); use conference ID # 21284237.

REPLAY NUMBER:	(800) 633 8284 (within the US and Canada) / (402) 977 9140 (International); use conference ID # 21284237. The replay will be available shortly after the live call, and will be available for seven days, through March 27, 2006.

WEB CAST:	The live web cast may be accessed by visiting the Company’s web site at www.wfscorp.com and clicking on the web cast icon, or by going to going to: http://phx.corporate-ir.net/playerlink.zhtml?c=101792&s=wm&e=1217186

Web participants are encouraged to go to these web sites at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until March 31, 2006.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine and aviation fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports and seaports worldwide. With 43 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ aviation customers include commercial, passenger and cargo operators as well as corporate clientele. The Company’s marine customers include international container and tanker fleets and time-charter operators. For more information, call (305) 428 8000 or visit www.wfscorp.com.

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